Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

We consent to the incorporation by reference in the registration statements (No. 333-121537 and No. 333-141488) on Form S-3 of TC PipeLines, LP of our report dated April 23, 2008, with respect to the consolidated balance sheets of TC PipeLines GP, Inc. as of December 31, 2007 and 2006, which report appears in Exhibit 99.1 to the Form 10-Q of TC PipeLines, LP dated April 30, 2008.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
April 30, 2008